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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 5 to Registration Statement (No. 333-127278) on Form S-11 of our reports dated August 5, 2005 relating to the balance sheet of Newkirk Realty Trust, Inc and the consolidated financial statements and the related financial statement schedule of The Newkirk Master Limited Partnership appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the references to us under the headings "Experts" and "Change in Accountants" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

October 28, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM